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                                                                 EXHIBIT (11)(c)

[PricewaterhouseCoopers LLP letterhead]


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Trustees and Shareholders of
  State Street Research High Income Fund and
  State Street Research Asset Allocation Fund:

In our opinion, the statements of change in net assets for the year ended March 31, 2003, and the financial highlights for the four years in the period ended March 31, 2003, of each of the State Street Research High Income Fund and State Street Research Asset Allocation Fund, hereafter referred to as a "Fund" (appearing in the 2004 Annual Report to Shareholders of each of the State Street Research High Income Fund and State Street Research Asset Allocation Fund) present fairly, in all material respects, the changes in the Funds' net assets and the financial highlights for the above-described periods, in conformity with accounting principles generally accepted in the United States of America. This financial statement and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which include confirmation of securities at March 31, 2003, by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


May 9, 2003